Exhibit 10.20

THIRD AMENDMENT OF THE
CNO DEFERRED COMPENSATION PLAN

THIS THIRD AMENDMENT OF THE CNO DEFERRED COMPENSATION PLAN (Amended and Restated Effective as of January 1, 2017) (the “Plan”) is made by CNO Services, LLC (the “Company”), pursuant to action of the Company’s Manager (the “Manager”), effective January 1, 2021 (the “Effective Date”).

WHEREAS, the Company maintains the Plan; and

WHEREAS, Section 12.2 of the Plan authorizes the Company to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to allow participants to elect scheduled distributions be paid in annual installments of up to ten years, effective January 1, 2021 and to clarify that participants may change both the time and form of payment provided certain requirements are met;

NOW, THEREFORE, pursuant to the power reserved to the Company under Section 12.2 of the Plan and delegated to the undersigned officer of the Company, the Plan is hereby amended:

1.Effective as of January 1, 2021, by replacing the second paragraph of Section 4.1 in its entirety with the following:

“Scheduled Distributions shall be paid (i) in the form of a lump sum payment, or (ii) solely with respect to any Annual Deferral Amount, Company Contribution Amount or Supplemental Contribution Amount contributed to the Plan on and after June 1, 2016, pursuant to either a lump sum or an Annual Installment Method of up to five years (or ten years for deferral elections or postponements effective on or after January 1, 2021), or in any combination of the two, in an amount equal to the portion of the Annual Deferral Amount, Company Contribution Amount or Supplemental Contribution Amount the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or as soon as reasonably practicable following the date on which the Scheduled Distribution becomes payable. Notwithstanding the foregoing, the above provisions shall not apply to existing deferral elections in place on January 1, 2016 and shall only apply in 2016 for those individuals who became participants on or after June 1, 2016.”

2.Effective as of January 1, 2017, by replacing the first sentence of Section 4.2 in its entirety with the following:

“A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above (in both time or form and form of payment) and have such amount paid out during a 60-day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2.”

All other provisions of the Plan remain unchanged.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer this 18th day of December 2020, but effective as of the dates set forth above.

CNO SERVICES, LLC

By:	/s/ Yvonne K. Franzese
Its:	EVP, Chief Human Resources Officer